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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 2, 2003

                              U.S. WEST HOMES, INC.
               (Exact name of registrant as specified in Charter)

          Nevada                 333-102323                      68-0221599
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(State or other jurisdiction     (Commission                   (IRS Employer
     of incorporation)           File Number)                Identification No.)

            4695 MacArthur Court, Suite 1430, Newport Beach, CA 92660
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           (Address of principal executive office, including zip code)

                                 (949) 717-0630
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              (Registrant's telephone number, including area code)

                 410 Broadway, 2nd Floor, Laguna Beach, CA 92651
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On April 29, 2003, management of U.S. West Homes, Inc., a Nevada corporation ("USWH"), entered into an agreement with Craig Brown and Mervyn Phelan Jr. to provide personal guarantees for the benefit of the First Trust Deed holder to cure certain defaults on the real property commonly referred to the Cottages at San Jacinto ("San Jacinto"). As consideration for providing the guarantees on behalf of USWH, the officers of USWH issued a 50% interest in San Jacinto. Management estimates the value of the consideration issued to these related parties at approximately $1,700,000. This amount represents the fair value of the property of $6,098,000, less the indebtedness of $2,660,000. USWH will report a compensation charge of approximately $1,700,000 relating to this transaction. Richfield Financial LLC ("Richfield"), related to Mervyn Phelan Jr., held a security interest in the property in the amount of $551,000, prior to providing the guarantees. See below for discussion of the sale of the remaining 50% interest in the San Jacinto property to these related parties on May 2, 2003.

         On May 2, 2003, the stockholders holding a majority of the voting power of USWH took the following action by written consent as allowed under Nevada law.

         1. The stockholders approved a reverse split of the Company's common stock whereby every one hundred (100) shares of common stock which are issued and outstanding are automatically converted into one (1) share of common stock; provided, however, that the Company shall issue one (1) full share of common stock to its stockholders for any fractional interest remaining after conversion of all outstanding shares pursuant hereto.

         2. The stockholders approved the retention of the number of authorized shares after the reverse split authorized herein above in Paragraph 2 so that Article Fourth of the Company's Articles of Incorporation shall continue to read as follows:

         "The total number of shares of stock which the corporation shall have authority to issue is: Five Billion Five Hundred Million (5,500,000,000) shares of capital stock, divided into Five Billion (5,000,000,000) shares of $.001 par value common stock, and Five Hundred Million (500,000,000) shares of $.001 par value preferred stock, and, further, that the designation, powers, preferences and relative participating, option or other special rights and qualification, limitations or restrictions of the shares of such preferred stock may be issued from time to time in one or more series, each of such series to have such voting powers, designation, preferences, and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, as expressed herein or in a resolution or resolutions, providing for the issuance of such series, adopted by the directors."

         3. The stockholders approved a change in the name of the corporation to INVESTCO CORPORATION.

         4. The stockholders approved the creation of the Series L Convertible Preferred Stock.


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         5. The stockholders approved, ratified, and confirmed all acts of the officers and directors of the Company, taken in furtherance of the Company's business plan, since the last meeting of stockholders.

         6. The stockholders approved the creation of the April 2003 Non-Qualified Stock & Stock Option Plan and the reservation of 1,000,000,000 shares of common stock for issuance under the plan.

         7. The stockholders approved the Termination Agreement and Mutual Release with Richfield Financial LLC.

         8. David Edwards, John Tanner, Fred Graves Luke, Walter Grieves, and Jon L. Lawver were elected to serve as the directors of the Company until the next annual meeting of stockholders or until successors are duly elected and qualified.

         9. The stockholders approved and directed the Company to file Amended and Restated Articles of Incorporation with the Nevada Secretary of State.

         Prior to the action of the stockholders holding a majority of the voting power of USWH, Merv Phelan and Craig Brown resigned as officers and directors of USWH. Furthermore, USWH's management informed the stockholders holding a majority of the voting power of USWH that the Section 14(c) of the Exchange Act and Rules 14c-1-14c-7 required the preparation and delivery of a
Schedule 14C Information Statement by the issuer.

         Following the resignation of Merv Phelan and Craig Brown, Walter Grieves was appointed President and Jon L. Lawver was appointed Secretary by the Board of Directors. USWH changed its address to 4695 MacArthur Court, Suite 1430, Newport Beach, CA 92660 and its telephone number to (949) 717-0630, facsimile (949) 717-0613.

         The Termination Agreement and Mutual Release with Richfield Financial LLC ("Richfield") impacts USWH's balance sheet in several significant ways. The outstanding balance under Revolving Line of Credit Loan Agreement dated December 6, 2002 (the "Credit Line") between USWH and Richfield was $4,183,673 as of April 15, 2003. Under the agreements:

         a. Richfield will forgive $550,000 of the outstanding balance in exchange for 100% of USWH's right, title and interest in Noble Concepts Fidelity, Inc., a Delaware corporation ("Noble"). The carrying value of Noble was approximately $1,500,000 on or about April 15, 2003. USWH will report a compensation charge of approximately $950,000.

         b. Richfield will forgive $1,720,000 of the outstanding balance in exchange for 100% of USWH's right, title and interest in the property known as San Jacinto. The estimated fair value of San Jacinto, net of liabilities, on or about April 15, 2003 was approximately $1,700,000.


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         c. As further consideration for the debt forgiveness under the Credit
Line, USWH conveyed 100% of USWH's right, title and interest in the real property known as Flamingo 55, and Richfield will assume $718,000 of USWH's debt related to Flamingo 55. The estimated fair value of Flamingo 55 on or about April 15, 2003 was approximately $1,300,000. There will no be reduction in the amount of the Credit Line as a result of this conveyance. Accordingly, management will report a compensation charge of approximately $580,000.

         d. As further consideration for the debt forgiveness under the Credit Line, being $1,963,673 and for the delivery of $50,000 by Richfield to USWH or USWH's creditors within the next 60 days, USWH will issue to Richfield 1,000,000 shares of USWH's newly created Series L Convertible Preferred Stock. Significant terms of the newly created Series L include: (a) a liquidation preference of $10 per share; (b) voting rights on an as converted basis; (c) conversion rights so that the 1,000,000 Series L preferred shares, if converted would represent one-half of the common stock issued and outstanding immediately following conversion; (d) a mandatory written notice requirement 65 days prior to any conversion. The effect of these provisions is that the holders of the Series L can, with one additional share of common stock, control the board and management of USWH. Furthermore, the liquidation preference and conversion rights in the Series L have the effect of granting the holder economic value from the assets of USWH equal to the greater of (a) $10,000,000 or (b) one-half of USWH's assets. As noted above, the stockholders holding a majority of the voting power of USWH approved this transaction.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.       Description
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4.1      Certificate of Designation of the Rights and Preferences of the Series
         L Convertible Preferred Stock of U.S. West Homes, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 13, 2003
                                         U.S. WEST HOMES, INC.


                                         By: /s/ Walter Grieves
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                                             Walter Grieves
                                             President